UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024

Grayscale Litecoin Trust (LTC)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56310	82-6868171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Litecoin Trust (LTC) Shares	LTCN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accounting Firm

On March 1, 2024, the Audit Committee of the Board of Directors of Grayscale Investments, LLC, the sponsor (the “Sponsor”) of Grayscale Litecoin Trust (LTC) (the “Trust”), approved the dismissal of the current independent registered public accounting firm of the Trust, Marcum LLP (“Marcum”), effective following the completion of the audit of the Trust’s financial statements for the fiscal year ending June 30, 2024. Marcum’s responsibilities as the Trust’s independent registered public accounting firm will cease upon completion of the audit engagement.

Effective September 1, 2022, the Sponsor was notified that certain assets of Friedman LLP (“Friedman”), the Trust’s independent registered public accounting firm for the fiscal year ending June 30, 2022, were acquired by Marcum. On September 27, 2022, the Audit Committee of the Board of Directors of the Sponsor approved the dismissal of Friedman and the engagement of Marcum to serve as the independent registered public accounting firm of the Trust. As of September 1, 2022, the services previously provided by Friedman were provided by Marcum. The reports of Marcum and Friedman on the financial statements of the Trust for the years ending June 30, 2023 and 2022, respectively, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for the inclusion of an emphasis of matter paragraph with respect to investments in digital assets. In connection with the audits of the years ending June 30, 2023 and 2022 and the subsequent interim period from July 1, 2023 through March 1, 2024, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act (“Regulation S-K”) and the related instructions thereto) with Marcum or Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum or Friedman, would have caused Marcum or Friedman to make reference thereto in their report on the financial statements for such years.

The Sponsor has furnished to Marcum the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Marcum’s letter to the Securities and Exchange Commission (the “SEC”), dated March 6, 2024, regarding these statements.

(b) Appointment of New Independent Registered Public Accounting Firm

On March 1, 2024, the Audit Committee of the Board of Directors of the Sponsor approved the engagement of KPMG LLP (“KPMG”) to be the Trust’s independent registered public accounting firm to perform independent audit services for the Trust beginning with its fiscal year ending June 30, 2025.

During the two most recent fiscal years and through March 1, 2024, the Trust has not consulted with KPMG on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust’s financial statements, in each case where a written report was provided or oral advice was provided that KPMG concluded was an important factor considered by the Trust in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter, dated March 6, 2024 from Marcum LLP to the SEC, regarding change in certifying accountant of the Trust.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments, LLC as Sponsor of Grayscale Litecoin Trust (LTC)

Date:	March 6, 2024	By:	/s/ Michael Sonnenshein
Michael Sonnenshein Chief Executive Officer